    Exhibit 99.1

           FOR IMMEDIATE RELEASE                                                                                                                                            February 17, 2009

TANDY LEATHER FACTORY ANNOUNCES ANTICIPATED CHANGE IN CEO

Conference Call at 11:00 am EST, February 18, 2009 – Tandy Leather Factory will host a conference call at 11:00 am EST, on February 18, 2009, which can be accessed at 877-407-8033 or 201-689-8033.  A conference call replay will be available through 11:59 p.m. Eastern Time on February 25, 2009 and can be accessed by calling (domestic) 1-877-660-6853 or (international) 1-201-612-7415.  For both, reference account number 286 and conference ID number 314125. The call is being webcast by Vcall and can be accessed at the company’s web site at www.tandyleatherfactory.com or at www.InvestorCalendar.com.    The webcast will be archived and available for replay through May 18, 2009.

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (AMEX: TLF) announced today that Ron Morgan plans to resign as the company’s Chief Executive Officer effective June 30, 2009.  In addition, Mr. Morgan is not expected to stand for re-election at the 2009 Annual Meeting of Stockholders on May 12, 2009.  Mr. Morgan’s determination to resign was not due to any disagreement with the company.  Mr. Morgan cited retirement, after more than 30 years of service to the company which he co-founded, as grounds for his resignation.  It is expected that the Board of Directors of the Company will elect Jon Thompson, the company’s President and Chief Operating Officer, as Chief Executive Officer effective July 1, 2009.

Mr. Morgan commented, “I am fortunate to have co-founded and worked at this great company for many years and am confident that I leave it in qualified hands.  Jon has 30 years of experience in this business and is extremely knowledgeable about what it takes to be successful.  I am confident in Jon’s ability to lead the company and believe it is time for me to step aside and enjoy the fruits of a lifetime of work.”

Jon Thompson, President and Chief Operating Officer, has worked his entire career for Tandy Leather Factory.  He oversees domestic and international store operations, as well as information technology and leather purchasing.  Once the Board of Directors elects Mr. Thompson to the Chief Executive Officer position, he will assume the role of Chief Executive Officer upon Mr. Morgan’s departure on June 30, 2009.

Mr. Thompson commented, “I have worked closely with Ron for many years.  He has done a great job leading our company and has laid a solid foundation to move the company forward.  With the management team we’ve assembled, I believe the company will perform well.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 74 Tandy Leather retail stores, located in 35 states and 5 Canadian provinces, one combination wholesale/retail store located in the United Kingdom, and Mid-Continent Leather Sales, one store located in Oklahoma.  Its common stock trades on the American Stock Exchange with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:    Shannon L Greene, Tandy Leather Factory, Inc.        (817) 872-3200 or sgreene@tandyleather.com
           Mark Gilbert, Magellan Fin, LLC                   (317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.